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                                                                   EXHIBIT 10.35

                                TRUST AGREEMENT



                 TRUST AGREEMENT made this 22nd day of December, 1994, by and between Lockheed Corporation, a corporation organized and existing under the laws of the State of Delaware ("Company") and J. P. Morgan California, a California chartered trust company ("Trustee");

                 WHEREAS, Company has adopted the nonqualified deferred compensation plans and other contractual arrangements as listed in Appendix A (hereinafter called the "Plans");

                 WHEREAS, Company has incurred or expects to incur liability under the terms of such Plans with respect to the individuals participating in such Plans;

                 WHEREAS, Company wishes to establish a trust (hereinafter called the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plans;

                 WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and, to the extent applicable, shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 (hereinafter called "ERISA");

                 WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

                 NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:


                 SECTION 1.  ESTABLISHMENT OF TRUST.

                 (a) Company hereby deposits with Trustee in trust the cash and/or property shown on Appendix B, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

                 (b)      The Trust hereby established shall be irrevocable.
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                 (c)      The Trust is intended to be a grantor trust, of which
Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

                 (d) The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and their beneficiaries and Company's general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in
Section 3(a) herein.

                 (e) Company shall make additional irrevocable contributions to the Trust of cash or other property acceptable to Trustee pursuant to any applicable terms of the Plans. In addition, Company, in its sole discretion, may at any time, or from time to time, make additional irrevocable contributions of cash or other property acceptable to the Trustee. Such additional contribution shall augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

                 (f) Upon a Potential Change in Control of Company (as defined in Section 13(f) below), Company shall, as soon as possible, but in no event later than thirty (30) days following such Potential Change in Control,
(1) deliver to Trustee a Payment Schedule (as defined in Section 2(a) below) for each of the Plans indicating the benefits which would be payable if a Change in Control of Company (as defined in Section 13(g) below) had occurred on the date of the Potential Change in Control and (2) make an irrevocable contribution to the Trust of cash or other property acceptable to Trustee that is sufficient, when added to the then principal of the Trust, to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plans if a Change in Control of Company had occurred on the date of the Potential Change in Control of Company.

                 (g)      Upon a Change of Control of Company (as defined in
Section 13(g) below), Company shall, as soon as possible, but in no event later than ten (10) days following such Change of Control, (1) deliver to Trustee a Payment Schedule (as defined in Section 2(a) below) for each of the Plans indicating the benefits which are payable as of the date of such Change in Control and





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(2) make an irrevocable contribution to the Trust of cash or other property acceptable to Trustee that is sufficient, when added to the then principal of the Trust, to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries are entitled pursuant to the terms of the Plans as of the date on which the Change of Control occurred.


                 SECTION 2.  PAYMENTS TO PLAN PARTICIPANTS AND THEIR
BENEFICIARIES.

                 (a) From time to time Company or such party as it shall designate in writing to Trustee shall deliver to Trustee a schedule or schedules (each, a "Payment Schedule") that indicates the amounts payable and applicable withholding taxes in respect of each Plan participant (and his or her beneficiaries), or that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. Trustee shall deduct from any such payments any withholding taxes which Company has determined apply and remit such withholding taxes to Company. Company shall be responsible for payment and reporting of such withholding taxes to the appropriate taxing authorities.

                 (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plans shall be determined by Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans. Under no circumstances shall Trustee have any duty to determine any person's payment rights or other entitlements under the Plans.

                 (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plans. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, as reflected on a Payment Schedule, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings of the Trust are not sufficient to make any such payments.

                 (d) Notwithstanding anything contained in this Section 2 to the contrary, Company has contracted with a third-party (a "Third Party Payor") for each Plan, as indicated in Appendix A,





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to pay benefits to participants and beneficiaries under that Plan.
Accordingly, from time to time, Company or such party as it shall designate in writing to Trustee shall deliver to Trustee a Payment Schedule with instructions to pay the amounts described therein to the appropriate Third Party Payor(s). Except as otherwise provided herein, Trustee shall make payments to the Third Party Payor(s) in accordance with such Payment Schedule and such instructions, which Payment Schedule and instructions shall provide whether (1) Trustee shall pay to the Third Party Payor the gross amount payable to Plan participants and beneficiaries, with the Third Party Payor responsible for withholding any applicable withholding taxes and reporting and remitting such withholding taxes to the appropriate taxing authorities or (2) Trustee shall pay to the Third Party Payor the amount of benefits net of withholding taxes (as set forth in the Payment Schedule) and pay to Company the amount of the withholding taxes, with Company responsible for reporting and remitting to the appropriate taxing authorities. If any financial institution that has been designated a Third Party Payor for a particular Plan for any reason ceases to act as Third Party Payor for that Plan, Company shall designate a successor Third Party Payor and provide Trustee with written notice of such designation, or, if Company fails to make such a designation within thirty (30) days after the date on which such Third Party Payor ceases to so act, Trustee may designate a successor Third Party Payor. Any successor Third Party Payor designated by the Trustee shall be a bank or trust company qualified and authorized to do trust business in the State of California and having on the date of designation combined capital and surplus and undivided profits of at least $1,000,000,000 or total assets of at least $10,000,000,000. The provisions of Section 2(a) shall apply to benefits payable under a Plan at any time that there is no designated Third Party Payor for such Plan.


                 SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

                 (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries or the Third Party Payor(s) if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

                 (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

                 (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in





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         writing of Company's Insolvency.  If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

                 (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

                 (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries or the Third Party Payor(s) and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plans or otherwise.

                 (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries or the Third Party Payor(s) in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

                 (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plans, or the Third Party Payor(s) pursuant to the Payment Schedule, for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries or the Third Party Payor(s) by Company in lieu of the payments provided for hereunder during any such period of discontinuance.


                 SECTION 4.  PAYMENTS TO COMPANY.

                 Except as provided in Section 2 or Section 3 hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans.





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                 SECTION 5.  INVESTMENT AUTHORITY.

                 (a) Trustee shall have full investment authority with respect to the Trust assets, subject to the right of Company to designate in writing a general investment policy with respect to Trust assets which policy may be amended from time to time in Company's sole discretion. Subject to any such general investment policy, Trustee may invest and reinvest in and acquire by purchase, exchange or otherwise property of any character whatsoever, foreign or domestic, or interests or participations therein. Without limiting the foregoing, but subject to any such general investment policy, Trustee (1) shall have the powers regarding Trust investments set forth in California Probate Code Sections 16223 through 16225 as such provisions existed on the date of execution of this instrument, and (2) shall have the power to invest in
(i) common or collective trust funds advised or managed by Trustee or an affiliate of Trustee, and (ii) shares of or interests in any mutual fund or any investment company for which Trustee or an affiliate of Trustee performs investment advisory, custody, distribution, management or other services.

                 Company recognizes that allocation by Trustee of Trust assets among such funds or companies may affect the compensation of Trustee or such affiliate with respect to such funds or companies. Trustee's compensation as provided for in Section 9 hereof shall not be reduced by the compensation, if any, with respect to such funds or companies received by Trustee or such affiliate. Company specifically waives any rule of undivided loyalty or any other conflict of interest with respect to such investment.

                 (b) Subject to the Company's written general investment policy, Trustee is authorized to exercise from time to time in its sole discretion the following powers in respect of any property of the Trust, it being intended that these powers be construed in the broadest possible manner:

                 (1) Power to sell at public or private sale for cash and upon such terms and conditions as it shall deem proper. No purchaser shall be bound to see to or be liable for the application of the proceeds of any such sale.

                 (2) Power to exchange any securities or property held by it for other securities or property, or partly for such securities or property and partly for cash, and to exercise conversion, subscription, option and similar rights with respect to any securities held by it, and to make payments in connection therewith.

                 (3) Power to vote in person or by proxy at corporate or other meetings and to participate in or consent to any voting trust, reorganization, dissolution, merger or other action affecting any securities in its possession or the





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         issuers thereof, and to make payments in connection therewith.

                 (4) Power to compromise and adjust all debts or claims due to or made against it.

                 (5) In the acquisition, disposition and management of investments for or under the trust, power to acquire and hold any securities or other property even though Trustee in its individual or any other capacity, shall have invested or may thereafter invest its or their own or other funds in the same securities or related property or related securities or other property the interest, principal or other avails of which may be payable at different rates or different times or may have a different rank or priority; and to acquire and hold any securities or other property even though in connection therewith Trustee, in its individual or any other capacity, may receive compensation reasonably and customarily due in the course of its or their regular activities.

                 (6) Power to acquire, hold or dispose of property in its name without designation of fiduciary capacity, or in the name of its nominee, to deposit any property with any custodian, or in a depository, clearing corporation or any central system for handling of investments, or any nominee thereof.

                 (7) Power to employ from time to time counsel and suitable agents, including custodians, accountants, brokers and appraisers, including any affiliate of Trustee.

                 (8) Power to do all acts which it may deem necessary or proper and to exercise any and all powers of Trustee under this Trust Agreement under such terms and conditions as it may deem to be for the best interest of the Trust.

Notwithstanding anything contained herein to the contrary, Trustee shall not have the powers set forth in Sections 16226, 16228 through 16233, 16241 and 16244 of the California Probate Code as in effect on the effective date of this Trust Agreement.

                 (c) In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company or Parent Company (as defined in Section 13(f)(2) below), other than a de minimis amount held in common investment vehicles in which Trustee invests.
All rights associated with assets of the Trust shall be exercised by Trustee or the person designed by Trustee, and shall in no event be exercisable by or rest with Plan participants.

                 (d) Notwithstanding anything contained herein to the contrary, Company shall have the right, at any time, and from





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time to time in its sole discretion, to substitute assets, other than Company stock or stock of Parent Company (as defined in Section 13(f)(2) below), of equal fair market value for any asset held by the Trust.

                 (e)(1) Notwithstanding anything contained herein to the contrary, at any time, Company may, by a writing delivered to Trustee, delegate investment authority, management and control of Trust assets to one or more Investment Managers (as defined in section 5(e)(4) below) appointed by Company. Where Company has specifically delegated investment authority, management and control of Trust assets, Trustee shall continue to be the sole custodian of the Trust assets but shall not be the fiduciary with respect to the investment, management and control of the Trust assets and shall exercise the investment, management and control of such assets subject to the direction by any Investment Manager appointed by Company, and in such case such Investment Manager shall be the fiduciary with respect to the investment, management and control of such assets. The appointment, selection and retention of any Investment Manager shall be solely the responsibility of Company. Trustee is authorized and entitled to rely upon the fact that said Investment Manager is authorized to direct the investment and management of the assets of the Trust until such time as Company shall notify Trustee in writing that another Investment Manager has been appointed in the place and stead of the Investment Manager named or, in the alternative, that the Investment Manager named has been removed and the responsibility for the investment and management of the Trust assets has been transferred back to Trustee, as the case may be.

                 (2) Trustee shall not be liable nor responsible for losses or unfavorable results arising from Trustee's compliance with any directions of an Investment Manager appointed by Company which are made in accordance with the terms of the Trust. Trustee shall be under no duty to question any directions of the Investment Manager nor to review any securities or other property of the Trust constituting assets thereof with respect to which an Investment Manager has investment responsibility, nor to make any suggestions to such Investment Manager in connection therewith. Trustee shall, as promptly as possible, comply with any written directions given by an Investment Manager. Notwithstanding any other provisions of this Trust, however, Trustee, in its sole discretion, may refuse to comply with any directions which Trustee deems to be improper or contrary to the provisions of the Trust and any applicable federal or state statutes. Trustee shall not be liable for the making or retention of any investment pursuant to such investment directions or for its failure to invest any or all of the Trust funds in the absence of such written directions.

                 (3) All directions concerning investments made by the Investment Manager shall be signed by such person or persons, acting on behalf of the Investment Manager as may be duly





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authorized in writing pursuant to this Trust; provided, however that the transmission to Trustee of such directions by photostatic teletransmission with duplicate or facsimile signature or signatures shall be considered a delivery in writing of the aforesaid directions until Trustee is notified in writing by Company that the use of such devices with duplicate or facsimile signatures is no longer authorized. Trustee shall be authorized to accept telephonic directions provided that such directions are promptly confirmed to Trustee in writing.

                 (4) For purposes of this Trust Agreement, "Investment Manager" shall mean a fiduciary (i) who (A) is registered as an investment adviser under the Investment Advisers Act of 1940, (B) is a bank, as defined in the Investment Advisers Act of 1940 or (C) is an insurance company qualified to perform investment advisory services under the laws of more than one state, and
(ii) who has agreed to abide by a written general investment policy established by Company with respect to the Trust assets to be managed by such Investment Manager.


                 SECTION 6.  DISPOSITION OF INCOME.

                 During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested and added to principal.


                 SECTION 7.  ACCOUNTING BY TRUSTEE.

                 Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 90 days following the close of each calendar quarter and within 90 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such quarter or during the period from the close of the last preceding quarter to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such quarter or as of the date of such removal or resignation, as the case may be.

                 The Company may approve such account by an instrument in writing delivered to Trustee. In the absence of Company's filing with Trustee objections to any such account within one hundred eighty (180) days after its receipt, Company shall be deemed to have so approved such account. In such case, or upon





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the written approval by Company of any such account, Trustee shall, to the extent permitted by applicable law, be discharged from all liability to Company for its acts or failures to act described by such account, and Company shall thereafter reimburse, indemnify (as provided in Section 8(b) hereof) and hold harmless Trustee, individually and as Trustee, of, from and against any and all expenses, losses, damages, liabilities, demands, charges and claims of any kind or nature whatsoever in respect of its acts, omissions, transactions, duties, obligations or responsibilities as Trustee during the period covered by such account. The foregoing, however, shall not preclude the Trustee from having its account settled by a court of competent jurisdiction. Company shall not be liable to any person for approving, disapproving or failing to approve any statement of account rendered by Trustee.


                 SECTION 8.  RESPONSIBILITY OF TRUSTEE.

                 (a) Trustee shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that prudent persons acting in a like fiduciary capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims to accomplish the purposes of the Trust as determined from the Trust instrument.

                 Similarly, when investing, reinvesting, purchasing, acquiring, exchanging, selling, and managing Trust property, the Trustee shall act with the care, skill, prudence, and diligence under the circumstances then prevailing, including, but not limited to, the general economic conditions and the anticipated needs of the Trust and its beneficiaries, that prudent persons acting in a like fiduciary capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims to accomplish the purposes of the Trust as determined from the Trust instrument. In the course of administering the Trust pursuant to this standard, individual investments shall be considered as part of an overall investment strategy.

                 (b) Trustee shall have no duty to make an independent investigation as to any matters relating to the Plans, and shall be entitled to rely on the determinations of the Company as to all such matters. Company shall notify Trustee in writing of the occurrence of a Potential Change in Control or Change in Control. Trustee may rely on such written notice and Company's determination shall be binding upon Trustee and the Plan participants and their beneficiaries.

                 Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust Agreement. Except as otherwise





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provided in this Trust Agreement, the Trustee may act upon any instruction, whether written, oral, telephonic, cable or telex, which purports to have come from Company or its designees, without responsibility for errors in delivery, transmission or receipt provided that the Trustee in good faith has determined that there is no reason to believe that such instruction, on its face, is invalid.

                 Trustee is authorized, but not required, to take any action it believes appropriate if it is unable in due time to obtain instructions from Company or if such action is determined by it to be required by law.

                 In the event of a dispute between Company and any party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

                 (c) Company hereby indemnifies Trustee against losses, liabilities, claims, costs and expenses in connection with the administration of the Trust, unless resulting from the negligence or misconduct of Trustee.
If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments.

                 (d)      Without limiting the authorities granted under
Section 5, Trustee may employ and consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder and may employ agents, including accountants and other professionals, to assist it in performing any of its duties or obligations hereunder and Company shall pay the costs of any counsel or agent so employed (excluding any employees of Trustee).

                 (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

                 (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.





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                 SECTION 9.  COMPENSATION AND EXPENSES OF TRUSTEE.

                 The Trustee's compensation shall be as agreed in writing from time to time by Company and Trustee. Company shall pay all administrative and Trustee's fees and expenses. If Company does not pay any fees, expenses, liabilities or costs payable by Company under the terms of this Trust Agreement in a reasonably timely manner, Trustee may obtain payment from the Trust.

                 SECTION 10.  RESIGNATION AND REMOVAL OF TRUSTEE.

                 (a) Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.

                 (b) Trustee may be removed by Company on 60 days' written notice or upon shorter notice accepted by Trustee.

                 (c) If Trustee resigns or is removed within five years of a Change of Control, as defined herein, Trustee shall select a successor Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of Trustee's resignation or removal.

                 (d) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets of the Trust shall subsequently be transferred to the successor Trustee. Such transfer shall be completed within 60 days after receipt of written notice of such resignation, removal or transfer, unless Company extends the time limit; provided that Trustee shall not be required to effect such transfer until it has been released as provided in Section 7 hereof.

                 (e) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this section. If no such appointment has been timely made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.


                 SECTION 11.  APPOINTMENT OF SUCCESSOR.

                 (a)      If Trustee resigns or is removed in accordance with
Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee,





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who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. Subject to the provisions of Section 10(d), the former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

                 (b) If Trustee resigns or is removed pursuant to the provisions of Section 10(c) hereof and selects a successor Trustee, Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all rights and powers of the former Trustee including ownership rights in Trust assets. Subject to the provisions of Section 10(d), the former Trustee shall execute any instrument necessary or reasonably required by the successor Trustee to evidence the transfer.


                 SECTION 12.  AMENDMENT OR TERMINATION.

                 (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall (1) conflict with the terms of the Plans, (2) give Plan participants any greater rights in Trust assets than rights as general creditors, (3) amend Section 5(c) of this Trust Agreement, (4) add any additional plans to those listed in Appendix A as plans for which benefits may be paid from the assets of the Trust, (5) allow Company to borrow funds from the Trust, (6) make the Trust revocable, or (7) amend this Section 12(a).

                 (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Notwithstanding the foregoing, the Trust shall terminate upon the earlier of (1) the exhaustion of the assets of the Trust or (2) the exhaustion of all appeals of (or the earlier expiration of the time to appeal) a final determination of a court of competent jurisdiction that the Trust is not or has ceased to be a grantor trust as described in Section 1(c) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

                 (c) Upon receipt by Company of written approval by all participants or beneficiaries with accrued benefits, whether or not vested, under the Plans, Company may terminate this Trust in its entirety prior to the time all benefit payments under the Plans have been made upon written notice to Trustee. All assets in the Trust at termination shall be returned to Company unless Company otherwise directs the Trustee.

                 (d) Upon receipt by Company of written approval by all participants or beneficiaries with accrued benefits, whether or not vested, under any Plan, Company may terminate this Trust as to that Plan. Upon such a partial termination of the Trust, all assets of the Trust shall remain in the Trust and be available for payment of benefits under the remaining Plans.

                 (e) Sections 1(f), 1(g), 10(c), and 11(b) of the Trust Agreement may not be amended by Company for five years following a Change in Control, as defined herein.


                 SECTION 13.  MISCELLANEOUS.

                 (a) Any provision of this Trust Agreement prohibited by law or which would cause the Trust to any extent to fail or cease to be a grantor trust as described in Section 1(c) hereof shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

                 (b) The Plans shall be administered by Company, and the Trustee shall be under no duty whatsoever in respect of the administration of the Plans.

                 (c) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

                 (d) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of California.

                 (e) Company hereby indemnifies and agrees to hold Trustee harmless from all liabilities, including attorneys' fees, relating to or arising out of the establishment, maintenance and administration of the Plans. To the extent Company does not pay any of such liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

                 (f)(1) For purposes of this Trust, a Potential Change in Control of Company shall be deemed to have occurred if (i) Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control (as defined in Section 13(g) below) of Company; (ii) any "person" (as such term is used in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including Company, publicly announces an intention to take actions which, if consummated, would constitute a Change in Control of Company (as defined in Section 13(g) below), (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of Company, becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly of securities of Company representing 20% or more of the combined voting power of Company's then outstanding securities (other than in connection with the Merger (as defined in Section (g)(2) below)), or (iv) the Board of Directors of Company adopts a resolution to the effect that, for purposes of this Trust, a Potential Change in Control of Company has occurred.

                 (2) A Potential Change in Control of Company shall also be deemed to have occurred if there is a "potential change in control" of any corporation which owns, directly or indirectly, securities representing fifty percent (50%) or more of the combined voting power of Company's outstanding securities as of the date immediately prior to such transaction (the "Parent Company"). Whether the Parent Corporation has incurred a "potential change in control" shall be determined under the terms of this Section 13(f) by substituting the name of the Parent Corporation for "Company."

                 (g)(1) For purposes of this Trust, a Change in Control of Company shall be deemed to have occurred if (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company representing 30% or more of the combined voting power of Company's then outstanding securities; or (ii) during any period of two consecutive years (not including any period prior to the establishment of this Trust), individuals who at the beginning of such period constitute the Board of Directors of Company (the "Board of Directors"), and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this paragraph) whose election by the Board of Directors or nomination for election by Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or (iii) the shareholders of Company approve a merger or consolidation of Company with any other corporation, other than a merger or consolidation which would result in the voting securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation or (iv) the shareholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of all or substantially all of Company's assets.

                 (2) A Change in Control shall not, however, include the merger of Company contemplated by the Agreement and Plan of Reorganization, dated as of August 29, 1994, by and among Company, Martin Marietta Corporation and Lockheed Martin Corporation (the "Merger") or any transaction which has been approved by individuals who at the beginning of any period of at least two consecutive years (not including any period prior to the establishment of this Trust) constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with Company to effect a transaction described in clause (i) or (iii) of paragraph (g)(1) above) whose election by the Board of Directors or nomination for election by Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

                 (3) A Change in Control of Company shall also be deemed to have occurred if there is a "change in control" of a Parent Corporation. Whether a Parent Corporation has incurred a "change in control" shall be determined under the terms of paragraph (1) of this
         Section 13(g) by substituting the name of the Parent Corporation for "Company" therein.

                 (4) No transaction involving Company's sale, liquidation, merger or other disposition of any subsidiary shall constitute a Change in Control of Company.

                 (i) This Trust Agreement shall inure to the benefits of, and be binding upon, the parties hereto and their successors and assigns.

                 (j) This Trust Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterpart shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

                 SECTION 14.  EFFECTIVE DATE.

     The effective date of this Trust Agreement shall be December 22, 1994.


                 IN WITNESS WHEREOF the Company and the Trustee have executed this instrument this 22nd day of December, 1994.

                                        LOCKHEED CORPORATION

                                        By
                                          ---------------------------
                                          Title:


                                        By
                                          ----------------------------
                                          Title:


                                        J.P. MORGAN CALIFORNIA


                                        By
                                          ---------------------------
                                          Title:


                                        By
                                          ----------------------------
                                          Title:

                                   APPENDIX A



Plan or Arrangement                                Third Party Payor
- -------------------                                -----------------
Supplemental Benefit Plan of                       First Interstate Bank
Lockheed Corporation

Incentive Retirement Benefit Plan                  First Interstate Bank
for Certain Executives of Lockheed
Corporation

Supplemental Retirement Benefit                    First Interstate Bank
Plan for Certain Transferred
Employees of Lockheed Corporation

Sanders Associates, Inc.                           First Interstate Bank
Supplemental Executive
Retirement Plan

Supplemental Savings Plan of                       Bankers Trust
Lockheed Corporation

Deferred Management Incentive                      Bankers Trust
Compensation Plan of Lockheed
Corporation and its Subsidiaries

Officers Death Benefit                             Bankers Trust

Deferred Compensation Plan                         Bankers Trust
for Directors of Lockheed
Corporation (Cash Accounts Only)

Lockheed Corporation                               Bankers Trust
Retirement Plan for Directors


                                   APPENDIX B




$53 million cash